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                                                                    EXHIBIT 7(C)





                                December 18, 2002



VIA EDGARLINK

Board of Directors
Farmers New World Life Insurance Company
3003 - 77th Avenue, S.E.
Mercer Island, WA  98040

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus that is a part of the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-100287) of the Farmers Variable Life Separate Account A. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    Very truly yours,

                                    Sutherland Asbill & Brennan LLP



                                    By:   /s/ Mary Jane Wilson-Bilik
                                          --------------------------
                                          Mary Jane Wilson-Bilik